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FRANKLIN BANCORPORATION, INC.

EXHIBIT 11


COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE:


(DOLLARS IN THOUSANDS - EXCEPT PER SHARE DATA)




                                                             FOR THE THREE MONTH PERIOD       FOR THE NINE MONTH PERIOD
                                                                ENDED SEPTEMBER 30,               ENDED SEPTEMBER 30,
                                                                1996             1995            1996              1995
                                                                ----             ----            ----              ----
Net earnings                                                $    1,221       $      962       $    3,237    $     2,536

Primary earnings (A)                                             1,221              962            3,237          2,536

Fully diluted earnings (B)                                       1,221              962            3,237          2,536

Weighted average shares outstanding                          6,343,411        6,248,340        6,329,166      6,038,412

Dilutive common stock equivalents for primary
 earnings per share                                            258,676          218,373          266,856        178,365
                                                             ----------       ----------       ----------    -----------


Weighted average shares and common equivalent shares
 outstanding for primary earnings per share (C)              6,602,087        6,466,713        6,596,022      6,216,777

Equivalent shares assuming full dilution                       277,419          261,873          276,587        248,996
                                                             ----------       ----------       ----------    -----------


Weighted average shares and common equivalent
shares  outstanding for fully diluted earnings
per share (D)                                                6,620,830        6,510,213        6,605,753      6,287,408

Earnings per share


Primary (A)/(C)                                             $     0.18       $     0.15       $     0.49    $      0.41

Fully diluted (B)/(D)                                       $     0.18       $     0.15       $     0.49    $      0.40
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